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                                                                    EXHIBIT 99.1

                     OVERTURE TO ACQUIRE WEB SEARCH UNIT OF
                          FAST SEARCH & TRANSFER (FAST)

       In Combination with Planned Purchase of AltaVista, Overture is Now
                 Well-Positioned to Create the Next Generation
                               of Internet Search

PASADENA, CALIF. AND OSLO, NORWAY, FEBRUARY 25, 2003 -- Overture Services, Inc. (Nasdaq: OVER), the world's leading provider of Pay-For-Performance search to Web sites across the Internet, today announced that it has signed a definitive agreement to acquire the Web search unit of Norway-based Fast Search & Transfer (OSE: FAST), a leading developer of search and real-time filtering technologies, for $70 million in cash, as well as a performance-based cash incentive payment of up to $30 million over three years. The deal is expected to close by April.

This acquisition, combined with Overture's previously announced plans to purchase the business of AltaVista Company, substantially bolsters Overture's leadership in commercial search and positions the company to create the most powerful and comprehensive search capability on the Internet. The companies' combined technologies and deep development expertise will enable Overture to create the next generation of Internet search, guiding consumers to exactly the information they are seeking.

Through this combination, Overture expects to be at the forefront of the industry in offering a full suite of paid placement, paid inclusion and algorithmic Web search products and services for syndication to portals, ISPs and other search destination sites. At the same time, the company's 80,000 advertisers will benefit by gaining access to new products and sources of distribution that will drive additional customer leads.

Algorithmic search, in which a search engine crawls the Web and returns relevant results in response to users' queries, complements Overture's core paid placement business. By leveraging the algorithmic Web search technology of both FAST and AltaVista, the company will be able to provide three types of search offerings to its current and prospective distribution affiliates: Overture's paid placement product, a paid inclusion product and algorithmic search. The company said that it will offer its distribution affiliates any combination of these products, providing them with greater flexibility.

Businesses using paid inclusion pay a fee to have their Web pages frequently reviewed by a search engine's Web crawler for inclusion in its index, ensuring that the most dynamic content on their Web sites is incorporated. The company said it plans to further enhance the paid inclusion products currently offered by FAST and AltaVista and intends to provide its advertisers with the benefits of consolidated reporting, billing, and a single interface for campaign management for both paid placement and paid inclusion products.

"Search is in a rapid growth phase which we believe will continue for years to come," said Ted Meisel, Overture's president and chief executive officer. "Offering a broader, more complete range of products and services to our distribution network and advertisers will allow us to capitalize on that growth and build on the strong competitive advantages we already possess. Combining AltaVista and FAST's Web search business provides us with what we believe is the quickest and most cost effective path to market."
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Founded in 1997, FAST is based in Oslo, Norway and has operations in the United
States, Norway, Germany, the UK and Japan. The acquisition includes FAST Web Search(TM) algorithmic search, AlltheWeb.com(TM), and FAST PartnerSite(TM) paid inclusion services. FAST retains usage rights for intellectual property relating to its enterprise search technologies. FAST enterprise search technology is currently deployed to global customers such as CareerBuilder, Dell, FirstGov.gov
(GSA), Freeserve, IBM and Reed Elsevier.

"The quality of Internet search is a key factor in determining consumer loyalty to a Web site, and today most sites fail to deliver information seekers with exactly what they are looking for on a consistent basis," said John Lervik, FAST's chief executive officer. "At FAST, we have worked hard to perfect world-class technology capable of closing the quality gap in search. The combination of Overture's and FAST's Web search business supports our focused strategy of delivering real-time information solutions for global customers."

FAST also possesses advanced linguistics capabilities in almost 50 languages and has experience operating technology teams in multiple locations around the world. These benefits will allow Overture's distribution affiliates to better serve their users' commercial and informational search needs, both in the U.S. and internationally. FAST has a significant international presence and relationships with some of Overture's key Web partners in the U.S. and overseas, including Terra Lycos, InfoSpace, T-Online and Freeserve.

The company said FAST's Web search unit adds technological capabilities that are complementary to both AltaVista's and Overture's core technologies. Accessing an index of more than 2.1 billion documents, FAST's search results are among the most relevant on the Web. FAST's flexible, extensible and highly scalable Web search architecture is complementary to AltaVista's capabilities, which include industry-leading text analysis, duplicate search listing removal, anti-spamming techniques, as well as advanced clustering approaches that improve search result relevance. This combination will allow Overture to create a next generation Web search platform to develop new products in a fast and efficient manner.

Overture said it will utilize both the FAST and AltaVista sites to advance the company's product development process. The company will use FAST's technology showcase site, AlltheWeb.com, to test and experiment with advanced approaches in search. At the same time, the company will use the AltaVista.com site, which operates on a larger scale, to refine implementations for new products and improve presentation to consumers.

         OVERTURE APPOINTS CHIEF SCIENCE OFFICER DR. GARY FLAKE TO LEAD
                    OVERTURE'S RESEARCH AND DEVELOPMENT TEAM

To support the company's next generation Web search plans, Overture announced that it has named Dr. Gary Flake as its chief science officer to lead the company's research and development team. Dr. Flake will lead Overture's research and development efforts, focusing on creating a next generation of search built upon AltaVista's, FAST's and Overture's technologies.

Dr. Flake is considered one of the industry's leading experts in efficient algorithmic design, Web data mining and Web community analysis. Prior to joining Overture, he was a research scientist at NEC Research Institute and the leader of its Web data-mining program. At NEC Research Institute, he published influential research papers on the properties of the World Wide Web and methods for improving search. In addition, Dr. Flake served as international project manager for Siemens Corporate Research and was a visiting scientist at the Massachusetts Institute of Technology. Dr. Flake was also recently named to the editorial board of the
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Association for Computing Machinery's Transactions on Internet Technologies, a
leading international information technologies journal. Dr. Flake, who earned his Ph.D. in computer science from the University of Maryland, College Park, also wrote the award-winning book, The Computational Beauty of Nature, which is used in college courses worldwide.

"Even the best search technologies in existence today only return exactly what an Internet user is looking for about half of the time," Dr. Flake said. "The combination of AltaVista and FAST will allow us to develop the best and most comprehensive search products and services with the goal of delivering the most relevant results to users every time a search is conducted."

                        FINANCIAL HIGHLIGHTS AND DETAILS

The following discussion contains forward-looking information intended solely to provide management's current estimates for the years 2003 and 2004, assuming completion of the AltaVista and FAST transactions as planned. These estimates are subject to risks and uncertainties and may prove to be inaccurate. Even though the estimates provided herein might change after February 25, 2003, Overture undertakes no obligation to revise or update these estimates and may not provide these types of estimates in the future. All numbers are approximate.

On a combined basis, using an unaudited, estimated fourth quarter 2002 annualized run rate, revenue for both AltaVista and FAST was $60 million. Comparatively, excluding the payments Overture would have made to AltaVista and FAST as independent companies, they are expected to contribute revenues of approximately $25 to $30 million in the last three quarters of 2003 and approximately $100 to $125 million in 2004, as the company improves the implementation of its paid placement product on the AltaVista Web site and builds and syndicates a paid inclusion search product. The investment in 2003 of the Web search product lines, excluding potential, one-time acquisition related costs of up to $3 million, is expected to be $13 to $15 million.

Overture said the total 2003 earnings per share (EPS) dilution as a result of the FAST and AltaVista acquisitions is expected to be approximately $0.20 to $0.21, excluding the potential, one-time acquisition related costs. The company said the combination of FAST and AltaVista is expected to be accretive to earnings by mid-2004 and the company believes that, at a minimum, the acquisitions will be neutral to earnings for the full year 2004.

The company expects to realize certain cost synergies related to the acquisitions through a reduction of traffic acquisition costs, elimination of certain redundant positions, consolidation of serving locations, rationalization of hardware and refinement of architecture to support the next generation of search. AltaVista's and FAST's paid inclusion businesses and engineering teams will begin integrating immediately after the acquisitions close, resulting in a common paid inclusion product and technology team by the end of 2003. As a result of the expected synergies, the company expects these product lines to generate EBITDA margins of 20% to 25% by 2004.

Until the company completes the integration of the technologies, AltaVista's Web search will continue to power AltaVista.com and FAST's Web search will power AlltheWeb.com, as well as its existing base of algorithmic search syndication partners. The company expects to realize additional syndication opportunities for the technologies.
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2003-2004 BUSINESS OUTLOOK

As previously announced on Overture's fourth quarter earnings call, the company has started to invest in marketing analytics, which began with the acquisition of Keylime Software. In addition, the company announced that it will embark on building products with additional technologies that have been in the early stages of research, including local search and contextual advertising. These new products were recently "green lighted" for development after being in research for several months. The company is currently building out product lines related to these investments and expects that the revenue impact will be minimal this year. Overture will invest approximately $10 to $12 million in these new products during 2003. For 2004, the company expects the products to collectively approach breakeven.

In addition, Overture's international business is on track to reach profitability by early 2004 and expects international revenue to double from this year to 2004. The company expects investment in international operations for 2003 to remain unchanged at $25 to $30 million.

The company expects that traffic acquisition costs (TAC) as a percentage of revenue will be slightly lower in 2004 than in 2003.

The company last provided projections on February 6, 2003. Given its recent acquisitions, the company is now providing new estimates. Overture's first quarter 2003 projections remain unchanged. The following are Overture's estimates for the full year 2003, assuming completion of the AltaVista and FAST transactions, as planned:

2003
Consolidated revenue                                                Over $1 billion
      International revenue                                         $120-$135 million
      Web search/paid inclusion revenue                             $25-$30 million
Traffic acquisition costs as a percentage of revenue (TAC)          62%-64%
Income before tax (IBT)                                             $80-$100 million
EPS                                                                 $0.60-$0.70
EBITDA                                                              $120-$130 million

2004 HIGHLIGHTS

- International revenue expected to double from 2003 to 2004; will be slightly profitable for full year.

- Web search/paid inclusion revenue of $100-$125 million with EBITDA margins of 20%-25%.

-        New product lines approaching breakeven.

-        Consolidated TAC as a percentage of revenue is expected to be 61%-63%.

The effective tax rate in 2003 is expected to be higher than the U.S. statutory rate due to international losses and should be slightly lower than the U.S. statutory rate in 2004.

CONFERENCE CALL AND WEBCAST DETAILS

Overture will be holding a conference call to discuss today's news at 9AM Eastern/6AM Pacific. To participate via telephone, please dial 1-888-566-5903 (passcode OVER). To participate via the Internet, log on to www.overture.com 15 minutes prior to the start of the call to download any necessary software. A replay of the call will be available at www.overture.com shortly after the live call ends.
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The company's management will be presenting at the Goldman Sach's Technology
Symposium on February 25th at 10:15AM Pacific. The presentation will be Webcast live on the Internet in the Investor Relations section of Overture's Web site located at www.overture.com.

ABOUT OVERTURE

Overture (Nasdaq:OVER) is the world leader in Pay-For-Performance search on the Internet. The company created the market for Pay-For-Performance search by redefining how businesses market online. In the fourth quarter of 2002, Overture facilitated 563 million paid introductions on a worldwide basis between consumers and its approximately 80,000 advertisers, who bid for placement on relevant search results and pay Overture only when a consumer clicks on their listing. Following a rigorous screening for user relevance by Overture's editorial team, the company distributes its search results to tens of thousands of Web sites across the Internet, including MSN, Yahoo! and InfoSpace -- making it the largest Pay-For-Performance search and advertising network on the Internet. Overture is based in Pasadena, California, with offices in New York and San Francisco, and subsidiary offices in the UK, Germany, Ireland, France, Japan and South Korea. For more information, visit www.overture.com.

Overture and Pay-For-Performance are servicemarks of Overture Services, Inc.

ABOUT FAST

Fast Search & Transfer (FAST) creates the real-time search and filter technology solutions that are behind the scenes at the world's best known companies with the most demanding search problems. FAST's flexible and scalable integrated technology platform enables enterprise customers to elevate their search capabilities to unprecedented levels. FAST closes the gap between information and action, connecting people to the relevant information they seek regardless of medium, in turn driving revenue and reducing total cost of ownership by effectively leveraging IT infrastructure for clients and world-class partners. A wide range of global customers and partners, including AT&T, BroadVision, CareerBuilder, Chordiant, CIGNA, Dell, FirstGov.gov (GSA), Freeserve, IBM, Reed Elsevier, and Reuters currently use FAST's powerful enterprise search technology solutions.

FAST operates in the United States (Boston, San Francisco), Europe (Norway, France, Germany, Italy, UK), and Japan, and is publicly traded under the ticker symbol 'FAST' on the Oslo Stock Exchange. Please visit www.fastsearch.com for more information or see FAST in action at our technology showcase www.alltheweb.com. (C) 2003 Fast Search & Transfer ASA - Fast Search & Transfer, FAST, and the FAST four-colored logo are trademarks of Fast Search & Transfer ASA. All rights reserved. FAST disclaims any proprietary interest in the marks and names of others. All other trademarks mentioned in this document are the property of their respective owners.

This press release contains forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements regarding the following: the proposed acquisitions of FAST's Web search unit and AltaVista; the expected timing thereof; that Overture's search users, advertisers and affiliates will benefit from the acquisitions; that Overture will realize certain synergies and the timing of realizing such synergies; Overture's planned product offerings; management's expectations regarding Overture's future financial performance, including Overture's future revenue, traffic acquisition costs, income before taxes, earnings per share and EBITDA and the effect of the acquisitions on Overture's financial performance, including when the transactions will be accretive to earnings; the growth of search and paid inclusion and Overture's ability to capitalize on those opportunities; the acceptance and adoption of Pay-For-Performance search and paid inclusion; Overture's research and development program;
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Overture's affiliate partnerships and affiliate program and Overture's business model. Actual results may differ materially from these forward-looking statements due to risks such as: the risk that one or both of the acquisitions will not be completed on a timely basis or at all; the risk that Overture will not realize value from the acquisitions; the risk that it may take longer to achieve value than current management expectations; the risk that Overture will not be able to integrate the people, services, technology and product lines of FAST's Web search unit or AltaVista in an efficient and timely manner or at all; transaction and other expenses relating to the AltaVista and FAST transactions; possible fluctuations in the demand for Overture's services (including on a combined basis with AltaVista and/or FAST); possible fluctuations in economic conditions affecting the markets for Overture's services (including on a combined basis with AltaVista and/or FAST); Overture's ability to compete with existing or new competitors; unforeseen difficulties in developing or offering new products and services; possible future price cutting or other actions by Overture's competitors; the risk that Overture's key performance metrics, including overall traffic and use of Overture's services, number of paid clicks, average price per paid click and the number of advertisers might not continue to increase at historical rates or might decline; the risk that Overture's affiliates may not elect to purchase additional services from Overture as a result of the acquisitions; and the risk that Overture may not experience benefits through agreements with its affiliates or that affiliates may not continue or renew their agreements with Overture. For a discussion of other risks that could cause actual results or events to differ materially from such forward-looking statements, see the discussion of "Risks That Could Affect Our Financial Condition and Results of Operations" in Overture's 10-Q filing with the SEC for the period ended September 30, 2002. Overture undertakes no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release.